UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 6, 2013, Approach Resources Inc. (the “Company”), and certain subsidiary guarantors of the Company (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, with respect to the public offering by the Company of $250,000,000 in aggregate principal amount of 7.00% Senior Notes due 2021 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-174318), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on May 18, 2011 (the “Registration Statement”), and as supplemented by the Prospectus Supplement relating to the Notes dated June 6, 2013 and filed with the Commission on June 7, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Subsidiary Guarantors, as applicable, including obligations of the Company and the Subsidiary Guarantors, as applicable, to indemnify the underwriters for certain liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Completion of the Public Offering of the Notes and Entry into the Indenture

On June 11, 2013, the Company completed the public offering of the Notes. The Company expects to use the net proceeds from the offering of approximately $243 million, after deducting the underwriting discounts and commissions and estimated offering expenses, to repay the outstanding indebtedness under the Company’s revolving credit facility, to fund the Company’s capital expenditures and for general working capital needs.

The terms of the Notes are governed by the Senior Indenture, dated as of June 11, 2013 (the “Base Indenture”), by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 11, 2013 (the “First Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.” Interest on the Notes will accrue from June 11, 2013 and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2013. The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior to any subordinated debt that the Company may incur. The guarantees rank equally in right of payment to all of the Subsidiary Guarantors’ existing and future senior indebtedness and senior in right of payment of all of the Subsidiary Guarantors’ existing and future subordinated debt.

The Notes are redeemable at the Company’s option, in whole or in part, at any time before June 15, 2016, at the make-whole price set forth in the Indenture, and on or after such date at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to June 15, 2016, the Company may redeem up to 35% of the Notes with an amount of cash not greater than the cash proceeds that the Company raises in one or more equity offerings at a redemption price of 107.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption so long as (i) at least 65% of the aggregate principal amount of the Notes issued remains outstanding after the redemption and (ii) such redemption occurs within 180 days of closing the related equity offering.

The Indenture contains covenants that will, subject to certain exceptions, limit the ability of the Company and the Subsidiary Guarantors to create liens on their properties or assets, engage in sale and leaseback transactions, merge or consolidate with another entity and sell, lease or transfer substantially all of their properties or assets to another entity. Further, the Indenture provides that the Company and the Subsidiary Guarantors will no longer be subject to certain covenants when the Notes receive investment grade ratings from Standard & Poor’s Ratings Services and Moody’s Investors Services, Inc.

The Indenture also contains customary events of default, including (i) default in the payment of any interest upon any Note when it becomes due and payable for a period of 30 days; (ii) default in the payment of principal of or premium, if any, on any Note when due at its stated maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Company or a significant subsidiary or a group of restricted subsidiaries that, taken together, would constitute a significant subsidiary or any of the Subsidiary Guarantors. If an event of default occurs and is continuing with respect to the Notes, the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount and all accrued and unpaid interest to be due and payable. Upon such a declaration, the principal amount and all accrued and unpaid interest will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization described above is continuing, the principal amount of the Notes outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.

Other material terms of the Notes and the Indenture are described in the prospectus supplement dated June 6, 2013, as filed by the Company and the Subsidiary Guarantors with the Commission on June 7, 2013. The foregoing descriptions of the Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively.

Relationships

Certain of the Underwriters and their respective affiliates have performed, and may in the future perform, certain commercial banking, financial advisory, investment banking and other services for the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility, and, in such capacity, will receive a portion of the net proceeds from this offering. Additionally, an affiliate of one of the Underwriters will serve as trustee for the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 6, 2013 among Approach Resources Inc., certain subsidiary guarantors of Approach Resources Inc. party thereto and J.P. Morgan Securities LLC, as representative of the several underwriters.

4.1	Senior Indenture, dated as of June 11, 2013, among Approach Resources Inc., as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of June 11, 2013, among Approach Resources Inc., as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Thompson & Knight LLP regarding legality of the Notes.

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: June 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 6, 2013 among Approach Resources Inc., certain subsidiary guarantors of Approach Resources Inc. party thereto and J.P. Morgan Securities LLC, as representative of the several underwriters.

4.1	Senior Indenture, dated as of June 11, 2013, among Approach Resources Inc., as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of June 11, 2013, among Approach Resources Inc., as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Thompson & Knight LLP regarding legality of the Notes.

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1 hereto).